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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549





                                    FORM 8-K

                                 CURRENT REPORT




                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934





Date of Report (Date of earliest event reported) July 18, 1997



                                 NOVADIGM, INC.
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             (Exact name of registrant as specified in its charter)



Delaware                             0-26156                     22-3160347
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(State or other jurisdiction        (Commission              (IRS Employer Iden-
of incorporation)                   File Number)              tification No.)


          One International Blvd., Suite 200, Mahwah, New Jersey 07495
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          (Address of principal executive offices of Registrant)


Registrant's telephone number, including area code:  (201) 512-1000


                                 Not applicable
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          (Former name or former address, if changed since last report)







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Item 6.     Resignations of Registrant's Directors

         On July 18, 1997, the Company received a letter dated July 16, 1997 from Dennis DeCoste in which he cited the reasons for his resignation as a director from the Company's Board of Directors on July 14, 1997. The stated reasons for Mr. DeCoste's resignation included the management's failure to: (i) abide by the majority vote of the Board of Directors to remove a director and officer of the Company whose actions, in view of the Board, compromised the integrity of the Company's representations to the financial community and to its stockholders; (ii) abide by the agreement of the Board's Audit Committee with the Company's auditors to modify the Company's revenue recognition policy with respect to prepaid revenues to more fairly reflect the Company's performance; and (iii) abide by a majority vote of the Board of Directors to immediately engage financial advisors for the purpose of selling the Company and engage a search firm for purpose of hiring a new Chief Executive Officer. Mr. DeCoste's letter also cited his protest of management's refusal to: (i) inform the Board of merger inquiries from prospective buyers; (ii) suspend the Company's share repurchase program at the direction of the Audit Committee; and (iii) submit to the orderly process of corporate governance by the Board of Directors and a reckless disregard of management for the interests of outside stockholders. A copy of Mr. DeCoste's letter has been filed as an exhibit to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on July 25, 1997.

         Michele Axelson tendered her resignation as a director from the Company's Board of Directors on July 17, 1997. Mr. DeCoste and Ms. Axelson comprised the directors on the Board's Audit Committee and Compensation Committee.

         The Company believes that Mr. DeCoste's letter of resignation misstates or fails to acknowledge the facts underlying the issues that confronted the Board in respect of each of the allegations contained in Mr. DeCoste's letter. The Company believes that the frustrations that led to Mr. DeCoste's and Ms. Axelson's resignations from the Board were principally attributable to legitimate differences of opinion with respect to the Company's strategic alternatives. The Company disagrees with each of Mr. DeCoste's allegations, including in particular his allegation concerning the integrity of management's representations to the financial community and the Company's stockholders, as well as his allegation concerning the modification of the Company's revenue recognition policy as it relates to prepaid revenues. The Company's detailed response to the issues presented by Mr. DeCoste is as follows:

              1. Management does not have the authority to remove a director; only the stockholders have such authority. In any case, the Company denies the allegation that any director or officer of the Company has ever misrepresented the Company's business or financial affairs to the financial community or the Company's stockholders.

              2. The Company's management of its distributor relationships, including prepaid and quarterly royalty revenues, has been performed on an ongoing basis in a manner consistent with management's best business judgment in the interests of the stockholders, and in full conformance with



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all appropriate financial reporting requirements, as presented in the Company's
Annual Report on Form 10-K for the 1997 fiscal year, which report was signed by all of the directors on the Board, including Mr. DeCoste. The Company's management has no knowledge of any "agreement" with the Audit Committee concerning modification of the recognition policy on prepaid revenues. The Company continues to believe that the ongoing treatment of prepaid and quarterly royalty revenues fairly reflects the Company's financial performance in the context of its business relationship with its distributors and is in the best interests of the Company.

              3. The Board of Directors on May 29, 1997 authorized management to engage an investment banker as financial advisor to assist the Company in considering alternative strategic transactions which could potentially provide additional value to the Company's stockholders. In anticipation of an imminent formal commitment, the Company's management conducted a planning discussion with its principal investment banker about overall time frames, activities and major milestones for the engagement, with a working meeting scheduled to follow a Board discussion on July 14, 1997. As a result of Mr. DeCoste's and Ms. Axelson's resignations, this discussion never took place. Management continues to pursue this activity at the Board's direction.

              4. Mr. Kent Petzold in his capacity as director was designated by the Board on May 29, 1997 as the person responsible for identifying and retaining an executive search firm for the purpose of assisting the Company in identifying and hiring a President.

              5. The Company has, as a matter of course, involved its principal investment banker in any interaction with other companies which could have possibly led to a strategic transaction, as contrasted with the marketing, distribution and licensing discussions which are part of the Company's normal business activities, and subsequently so informed the Board at its next meetings.

              6. The Company's share repurchase program was authorized by a unanimous Board resolution in May 1996, and continues to be executed within the parameters set by the Board in the absence of a countermanding Board resolution. The Audit Committee has no authority to override the Board in this matter, and the Company continues to feel that the potential risk of compromising a future merger by pooling is relatively small compared to the real benefits to the stockholders from the program.

              7. The Company feels that the "orderly process of corporate governance" has been impaired by what are essentially legitimate differences of opinion among Board members including Mr. DeCoste with respect to a variety of strategic alternatives and tactical issues facing the Company, compounded by Mr. DeCoste's interpretations of the Board's resolutions, management's execution, and the Audit Committee's role in corporate governance. The Company's Board of Directors and management continue to exercise their every effort and best judgment on behalf of the stockholders.

         The Company has initiated a search to identify two disinterested directors to replace Mr. DeCoste and Ms. Axelson as quickly as possible.



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                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated: July 25, 1997             NOVADIGM, INC.


                                 By:       /s/ Albion J. Fitzgerald
                                        ---------------------------------------
                                        Albion J. Fitzgerald, Chairman of the
                                        Board and Chief Executive Officer



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                                  EXHIBIT INDEX


    Exhibit No.                           Description
    -----------                           -----------

      17.1        Letter dated as of July 16, 1997 from Dennis DeCoste to Doug
                  Collom, Esq. of Wilson Sonsini Goodrich & Rosati, counsel to
                  Novadigm, Inc.



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